EXHIBIT 10.25

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

JOINT VENTURE CORPORATION AGREEMENT
No.: TIM-061219-001-F/INV/JVA/GH

This Joint Venture Corporation Agreement ("Agreement") is made and entered into this 6th day of December 2019 (“Effective Date”)

Between:

Techno-Investment Module Ltd. a corporation duly organized and existing under the laws of Republic of Belarus and having its principal address at Melezha Street 1, Suite 408, 220113, Minsk, Republic of Belarus (“Herein after referred to as TIM”),

Vintage Ventures Limited, a company duly registered and organized under the laws of the Republic of Ghana and having its principal place of business at No. 8 Nii Odartey Osro Street, Kuku Hill, Osu, P. O. Box ST 436 S.T.C. Accra, Ghana (“Herein after referred to as VINTAGE”),

Kallo Inc. a corporation incorporated under the laws of the State of Nevada, U.S.A. having its principal offices at 255 Duncan Mill Road, Suite 504, North york, Ontario, M3B3H9, Canada. (“Herein after referred to as KALLO)

In this Agreement TECHNO - INVESTMENT MODULE LTD, VINTAGE VENTURES LIMITED and KALLO INC. are referred to individually as a “Party,” and collectively as the “Parties.”

Preamble:

The Ghana Oil Hub planned by the Republic of Ghana is in works since 2017. Vintage being a local company is organizing a Joint Venture Corporation to collaborate with the Government of the Republic of Ghana in building the Ghana Oil Hub.

The following process has been envisaged in building the components of the Oil Hub.

A Joint Venture Corporation shall be established between Vintage, TIM and Kallo. The commitment from TIM for investment of US$150 Million for the land acquisition and US$60 billion for the project investment is contingent on the collaterals and security that can be issued to TIM after the feasibility studies and selected projects. This commitment of the financial capability shall secure the first right in all projects. TIM shall invest in projects only after receiving acceptable financial instrument through an acceptable Bank.

The Joint Venture Corporation shall purchase the land identified by the Republic of Ghana as per Schedule B. Vintage shall coordinate the acquisition of the land with financing from TIM. The details such as collaterals and security for financing the Land in this transaction shall be worked out after the JV agreement has been signed and before any such investment of financing is requested from the Financing partner TIM. The land shall be purchased by the JV Corporation and the Title shall be transferred to TIM and such agreements shall be executed before the acquisition of the land.

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

After acquiring the land, the Joint Venture agreement will be submitted to the Ministry of Finance for Parliamentary approval.

Upon parliamentary approval the Republic of Ghana shall sign an addendum to become part of the Joint Venture Corporation.

The Joint Venture Corporation shall work to complete the feasibility studies for the three phases of Infrastructure projects as per Schedule C of the Joint Venture Agreement.

The Joint Venture Corporation shall decide based on the feasibility studies on the projects the JV Corporation would invest and operate directly and which of these projects can be tendered out for other global corporations to participate with the Joint Venture Corporation

Phased Development of Key Infrastructure

Phase 1
The first phase of the project will involve the construction of the initial storage infrastructure of 1,000,000m3 and port facilities with multiple berths. The first three (3) petrochemical plants using feedstock of natural gas from the Sankofa, Jubilee and TEN fields as well as from other producing fields will be constructed during the First Phase. This level of development will be enough to commence trading activities as well as start the development of a petrochemical downstream market in Ghana and the sub region as a whole.

Phase 2
The second phase of the project will involve the construction of the first batch of two (2) refineries of 300,000bpsd capacity each and two (2) petrochemical plants with processing capacity of 45,000bpsd each which will use feedstock of Naphtha from the refineries. This stage will also involve the addition of further storage infrastructure of 4,000,000m3 to create adequate storage space for the storage of crude oil, petrochemical products and boost trading activities.

Phase 3
The third phase will involve the construction of one (1) more refinery of 300,000bpsd. This stage will also involve the addition of further storage infrastructure of 5,000,000m3 to bring the total storage infrastructure in the Hub to 10,000,000m3. This phase will also include the 55 construction of other auxiliary infrastructure (such as a new power plant) as may be required in accordance with the needs of the Hub enclave

Cost of Investment

It is estimated that the total cost of developing the Petroleum Hub will be US$60 billion. Out of this amount it is expected that 90% would be cost of infrastructure to be provided by private investors whereas Government would be expected to invest the 10%. Government is expected to undertake the following:

●	Acquisition of land,
●	Compensation and Resettlement of Communities,
●	Preparation of Spatial Plan,
●	Construction of Roads,
●	Construction of Rail,
●	Provision of Electricity,
●	Provision of Water,
●	Provision of Waste Management Systems,
●	Construction of Emergency Response Facilities (Security, Health, Fire, etc.)
●	Expected benefits

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

RECITALS

WHEREAS:

●	Techno-Investment Module Ltd., a corporation with Multi-Billion Dollar financial resources with interests in natural resources such as Oil, Gold, Diamonds and precious stones;

●
Vintage Ventures is a Ghanaian-registered company with expertise and experience in providing financial consultancy services, being procurement specialists and manufacturers’ representatives, undertaking building and construction projects, oil and gas projects, as well as engaged in import and export of commodities and auto dealership and possesses critical political networking in Ghana;

●
Kallo Inc. is a corporation with specialization in high value project management (Onsite and Remote) and execution through a network of large corporations in respective industries, and management of modern Infrastructures in Industrial settings in North America and trading of Natural resources;

●	The Parties wish to form a Joint Venture Corporation, subject to the terms and conditions of this Agreement, towards several projects specified under Clause 1 (Purpose) below.

NOW, THEREFORE, in consideration of the premise and the mutual covenants and agreements herein contained, the Parties hereby agree as follows:

Purpose
Pursuant to the terms and conditions of this Agreement, the Parties shall cooperate with each other and use reasonable commercial efforts to pursue commercial interests in projects under Ghana’s Petroleum Hub.

Exclusivity
The Parties hereby agree to cooperate on an exclusive basis, and none of them shall, without prior written consent of the other Party, directly or indirectly, enter into any kind of cooperation, supply or disclose any information, to any other entity or third party for the Purpose in Clause 1.

Roles and Responsibilities

TIM Shall:

(a) Serve as a Joint Venture Corporation leader in mobilizing finances - on behalf of the Joint Venture Corporation for various projects to be undertaken by the Joint Venture Corporation.

(b) Be responsible for supplying equipment and other technical expertise and support required to execute various projects;

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

(c) Be responsible for Phase one and will be responsible for organizing of finances for the investment projects using the collateral and other financial instruments such as Bank Guarantees.

Vintage Shall:

(a) Be responsible for the coordination of arrangement of financial instrument and collateral on behalf of the Joint Venture Corporation for TIM for financing of various projects to be undertaken by the Joint Venture Corporation.

(b) Be responsible, as Ghanaian partners and with technical training and support from Kallo and TIM for the execution of assigned technical and administrative tasks for bidding, contract execution and post-contract services, including representing the Joint Venture Corporation in all government, legal and corporate processes in Ghana.

(c) Be responsible, for all business licensing, permits, zoning of the land, tax exemptions with regard to foreign investments. Organizing and assisting TIM in structuring financial instruments and collateral for securing the investment.

 Kallo shall:

(a) Be responsible, for the Business Management office for the projects in end to end management of contracts and sub contracts at various levels, products and industry regulations applicable, legal liabilities and international laws adherence in this varied businesses working together for operations and overall profitability and operational management including quality control and the establishment of global excellence in this venture.

The Parties may perform their respective obligations under this Agreement in part through subcontractors, provided, however that each Party shall remain primarily responsible for the acts and omissions of its subcontractors as though they were its own.

Collateral for financing Land acquisition

Vintage shall be responsible for the negotiation and acquisition of the land and the final pricing inclusive of all expenses within the budget of EURO 150 Million. The land title shall be transferred from the Joint Venture Corporation to TIM under a separate agreement to be held by TIM as collateral for the financing and that this title will be transferred back to the JV after the loan is paid in full. The transfer of Title of the land as Collateral to TIM shall be completed on the same day of purchase of the land by the JV Corporation using the proceeds of the loan (EURO 150 Million) from TIM.

Sharing of profit and loss

Any profit or loss resulting from the performance of any Project shall be allocated or shared as follows:

(a)	TIM and Kallo:	[30% & 25%]
(b)	Vintage and Government of Ghana:	[35% & 10%]

Withdrawal

●
Any Joint Venture Corporation member, without the unanimous consent of the other party, may not withdraw from the Joint Venture Corporation until the performance of the Purpose is completed; provided, however, that if a party becomes unable to perform the Purpose due to any reasonable cause provided in this Article, such member shall withdraw from the Joint Venture Corporation at the request of the other member.

●
In case a Party falls under any of the following, any other Party may request the withdrawal of such Party from the Joint Venture Corporation with the unanimous written consent of the Joint Venture Corporation members. In such case, the remaining party shall adjust the Joint Venture Corporation in accordance with terms and conditions contained herein:

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

●
When a party materially breaches any of its obligations under this Agreement and fails to remedy such breach to the reasonable satisfaction of the other Parties within sixty (60) days from the date the other Parties has given a joint written notice to the Defaulting Party specifying the act of default or breach and requiring remedy of the same;

●
When a Party becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver, administrator, trustee in bankruptcy or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into a voluntary arrangement or an agreement for the composition, extension, reorganization or readjustment of all or substantially all of its obligations;

●
When a Party revokes or otherwise terminated of, whether temporarily or permanently, any of its permissions, licenses, approvals or other legal authorizations required by applicable law to conduct its business or to perform its obligations under this Agreement; or

●	When there is a change in the control or management of a Party, so as to materially and adversely affect the Joint Venture Corporation.

Joint Warrant

If there is any liability in the Purpose after the dissolution of the Joint Venture Corporation, the parties shall be jointly and severally responsible for such liability.
In case the warranty is submitted under the name of the Representative of Joint Venture Corporation, each party of the Joint Venture Corporation shall submit a warranty to the Representative separately.

Term

This Agreement shall become effective upon its execution by the Parties by the signing of each of the Parties through their authorized representatives and shall remain effective until the expiry or termination of the Purpose unless earlier terminated pursuant to the provisions hereof.

Termination

The Parties may mutually terminate this Agreement at any time by written consent.

Notwithstanding anything to the contrary herein, any Joint Venture Corporation member may terminate this Agreement with the unanimous written consent of the other Joint Venture Corporation member.

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

Any one party shall not be entitled to terminate this Agreement other than as provided under Paragraph 8.1 above, provided that a Party may withdraw from the Joint Venture Corporation in accordance with Article 5 (Withdrawal).

Upon termination or expiration, this Agreement shall have no further force except that neither Party shall be relieved or released from any accrued rights or obligations prior to the effective termination or expiration of this Agreement, or those intended to be of a continuing nature or to come into force upon termination or expiration, or any liability arising from its breach of this Agreement.

Confidentiality

Confidential Information shall mean any non-public or other proprietary information received by a Party (“Receiving Party”) from any other Party (“Disclosing Party”) in the course of negotiation for or during the Term of this Agreement that the Disclosing Party desires to protect as confidential, including, but not limited to, ideas, know-how, techniques, designs, business or financial information, strategic or marketing plans, employee or customer lists, whether in oral or written form and whether marked confidential.  For the purposes of this Agreement, Confidential Information shall not include such information: (a) which is or becomes public at the date of this Agreement or any time thereafter other than through breach of this Agreement by the Receiving Party or Recipient; (b) in lawful possession of the Receiving Party before disclosure by the Disclosing Party; (c) that subsequently comes into the lawful possession of the Receiving Party with no obligation of confidentiality from a third party with the right to disclose such information; or (d) is independently developed by the Receiving Party.

During the Term of this Agreement and for a period of one (1) year from the date of receipt of the Confidential Information in the event this Agreement is expired or terminated, each Party: (a) shall keep the Confidential Information confidential; (b) shall not disclose the Confidential Information to another person except in accordance with this Article; and (c) shall not use the Confidential Information for a purpose other than the performance of its obligations under this Agreement.

During the Term of this Agreement, the Receiving Party may disclose the Confidential Information to the following to the extent necessary for the purpose of this Agreement: (a) its employees; (b) its directors; (c) its subcontractors; (d) third parties as required to comply with applicable laws or regulation including that of any governmental body or regulatory authority; or (e) its professional advisors (each a "Recipient"). The Receiving Party shall impose the duty of confidentiality herein on each Recipient.

The foregoing shall not apply to Confidential Information which: (a) is required to be disclosed under applicable law or an order of governmental authority; or (b) is approved for release by prior written consent from the Disclosing Party.

Upon termination or expiration of this Agreement, each Party shall return to the other Party (Parties) all copies of documentation which are designated or deemed Confidential Information or provide proof of destruction of such Confidential Information to the satisfaction of the other Party. The obligation of confidentiality shall survive the expiration or termination of this Agreement for a period of two (2) years thereafter.

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

Publicity

The Parties shall agree in writing on the timing and content of any press release or public disclosure regarding the matters described herein; provided, however, that nothing in this Agreement shall prevent a Party from making public disclosure required under applicable law or regulation. No Joint Venture Corporation member shall disclose the terms and conditions of this Agreement to any third party without the unanimous prior written consent of the other Joint Venture Corporation members.

Authorizations and Compliance with Laws

Each Party is and shall remain responsible for obtaining and maintaining for the Term of this Agreement, all governmental licenses and authorizations required of such Party to perform its obligations under this Agreement.

This Agreement may be subject to filing and/or approval by one or more regulatory authorities with jurisdiction over the Parties hereto. In the event that a Party reasonably determines that such filing and/or approval is required, it shall notify the other Party and may take any reasonable steps to comply with such requirement.

Representations and Warranties

Each Party represents and warrants to the other Party as of the date hereof as follows:

It is an entity duly organized, validly existing and in good standing under the laws of the country in which it was organized;

It has full power and authority and necessary governmental approvals and licenses to enter into and perform this Agreement, and carry on its business as being conducted;

This Agreement and the consummation of the transaction contemplated herein have been duly authorized and approved by all requisite corporate actions;

The execution and performance of this Agreement shall not (i) violate any applicable laws, (ii) violate any provision of its articles of incorporation, by-law or other regulations, or (iii) conflict with any material agreement to which it is a party or by which it is bound.

This Agreement constitutes a valid and binding obligation of the Party, enforceable against it in accordance with its terms.

Indemnity

Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party (“Indemnified Party”) against all damages, losses, liabilities and expenses (including legal fees and expenses) (“Loss”) incurred as a result of any breach of its representations, warranties, covenants or agreements in this Agreement.

Defense of Third Party Claims.

(a) In the event of any claim asserted or any action, suit or proceeding initiated against the Indemnified Party by a third party for which indemnity may be sought (“Third Party Claim”) the Indemnified Party shall promptly notify an Indemnifying Party of Third Party Claim and provide material documents and facts about such claim it possesses or knows.

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

(b) The Indemnifying Party may conduct defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party. In no event will the Indemnifying Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(c) Unless and until an Indemnifying Party assumes defense of the Third Party Claim, the Indemnified Party may conduct defense of the Third Party Claim with counsel of its choice, which is reasonably acceptable to the Indemnifying Party. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

(d) The Parties shall cooperate and exercise all reasonable efforts in the defense or prosecution of any claim and shall furnish each other with records, information and testimony, and attend conferences, proceedings and trials as may be reasonably requested by the other.

Limitation of Liability

In no event shall any Party be liable to any other Party for any consequential, indirect, incidental, punitive or special damages of any kind or nature whatsoever, including, but not limited to, loss of business, revenue, profits, goodwill, anticipated savings, increased costs or expenses and attorney’s fees, even if foreseeable, regardless of whether such damages arise out of contract, tort, strict liability or otherwise, provided, however, the foregoing shall not apply to each Party’s confidentiality obligations under Article 9, or the indemnification obligations under Article 13.

Governing Law; Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the Republic of Ghana, without giving effect to the principle of conflicts of laws thereof.

Any and all disputes arising from this Agreement shall amicably be settled as promptly as possible upon consultation between the Parties hereto. The Parties hereto agree that, should either Party be in a position to resort to a lawsuit, injunction, attachment, or any other acts of litigation, the High Court in Ghana shall have jurisdiction over the case.

GENERAL PROVISIONS

Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all other agreements and representations made by any Party, whether written or oral, with respect to the subject matter hereof.

Amendment. This Agreement shall only be modified if such modification is in writing and signed by an authorized representative of each Party.

No Waiver.  Unless expressly specified in this Agreement, any act, failure to act, delay or omission on the part of any Party shall not constitute a waiver of any provision, right, power or privilege under this Agreement, nor shall such waiver affect that Party’s right to thereafter require performance of such or any other provision, right or obligation.

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason by a court or arbitral tribunal of competent jurisdiction or other authority, such illegal, unenforceable or invalid provision or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, validity or enforceability of the remaining terms or provisions of this Agreement.

Assignment. Neither this Agreement nor any rights and obligations hereunder shall be assigned or delegated by any Party without the unanimous prior written consent of the other Joint Venture Corporation members and the approval of the Project Owner, as expressly provided in this Agreement. Subject to the preceding, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, and no other persons are intended to be third party beneficiaries of this Agreement. Notwithstanding anything contained herein, any attempt to make an assignment in violation of this provision shall be null and void.

Notices. All notices or other communications hereunder shall be in writing and shall be deemed given when delivered personally, transmitted by facsimile (as evidenced by a confirmation generated by the facsimile equipment that the transmission was successful) or delivered via an express courier service (as evidenced by a delivery confirmation by the express courier) to the Parties at the following addresses (or such other address for a Party as shall be specified by such Party by like notice):

If to TIM:

Techno - Investment Module Ltd.
[address]	: Melezha Street 1, Suite 408, 220113 Minsk, Republic of Belarus
Attention	: Mr. Sergey Pokusaev
Telephone	: +79680264422
Email	: info@timltd.by

If to Vintage:

Vintage Ventures Limited
[address]	: P. O. Box ST 436 S.T.C. Accra, Ghana
Attention	: Mr. Kwaku Okyere Yeboah
Telephone	: +233 244 880 655
Email	: info@vintageventuresltd.com

 If to Kallo:

Kallo Inc.
[address]	: 255 Duncan Mill Road, Suite 504, North York, Ontario, M3B3H9, Canada
Attention	: Mr. John Cecil
Telephone	: +1 416 566 1080
Email	: info@kalloinc.ca

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

Force Majeure.  Either Party shall be excused from any default, failure or delay in the performance of its obligations hereunder resulting from the occurrence of any event or cause beyond its reasonable control, including without limitation to acts of God, acts of terrorism, fire, explosion, vandalism, or extreme weather; any law, order, regulation, direction, action or request of any national government, including state, provincial and local governments or any instrumentality thereof having jurisdiction over either Party; and any national emergencies, riots, wars (whether declared or not), or strikes, lock-outs, work stoppages or other similar labor difficulties (“Force Majeure”), while the Force Majeure event continues or lasts; provided that the affected Party shall give reasonable notice to the other Party such Force Majeure event and shall, to the extent reasonably possible, use its best efforts to mitigate any damages or remove or remedy such cause.

Intellectual Property Rights. Neither Party shall use the other Party’s brands, names, logos, trademarks, service marks, copyrights, patents, designs, trade names, proprietary processes, tools, methodologies, software or hardware solutions or other intellectual property rights (individually and collectively “Intellectual Property”) without the prior written consent of the other Party.  No license, permit, assignment, or right of use in relation to any Intellectual Property belonging to either Party is granted to the other Party, expressly or by implication, unless otherwise agreed in writing by the Parties.

Relationship of Parties. The Parties are independent contractors to one another and neither Party shall have the authority to bind the other Party in any way. Nothing in this Agreement shall be construed as granting either Party the right or authority to act as a representative, agent, employee or partner of the other Party except as expressly set forth herein.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Tax, Fees and Expenses. Any and all taxes that may be imposed on either Party by reason of or in connection with this Agreement shall be borne by the Party upon whom such tax is imposed under applicable law. Except as expressly provided otherwise herein or agreed by the Parties, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement.

Election Cumulative. The rights and remedies provided for herein are cumulative and not exclusive of other rights or remedies available to the Parties, and the exercise of any particular right or remedy herein provided shall not preclude the exercise of any other so provided or otherwise provided.

Language. This Agreement shall be executed in the English language only. In the event of any discrepancy between the English and any other version of this Agreement, the English version shall prevail in all respects.

Headings. Headings are for guidance only and do not affect the construction or interpretation of this Agreement.

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

Schedules attached to this Joint Venture Corporation Agreement:

Schedule A:

Process and next steps in this Joint Venture Corporation Agreement.

Schedule B:

    Petroleum infrastructure Master plan for the development of Ghana as a

Petroleum hub From the Ministry of Energy.

(Name: Petroleum Infrastructure Master Plan – Presentation)

Schedule C:

Petroleum infrastructure Master plan for the development of Ghana as a petroleum hub 2018.

(Name: Petroleum Infrastructure Master Plan – Project document)

---------------SIGNATURE PAGE FOLLOWS---------------------

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

IN WITNESS WHEREOF, the Parties hereto execute this Agreement as of the day and year first above written and shall remain one signed original copy thereof and one original copy shall be submitted to each party.

For and on behalf of
Techno - Investment Module Ltd.

____________________________
Name: Mr. Sergey Pokusaev
Title: Director

For and on behalf of
Vintage Ventures Limited

____________________________
Name: Kaye Kwaku Yeboah
Title:  CEO & Director

For and on behalf of
Kallo Inc.

____________________________
Name: John Cecil
Title:  President & CEO

TIM____________                                          VINTAGE__________                                            KALLO__________

6 December 2019
Contract No.: TIM-061219-001-F/INV/JVA/GH

SCHEDULE – A

Description of Process	Responsibility	Schedule
Signing of the Binding JV Agreement
Kallo is responsible to coordinate final approval by all parties of the Joint Venture Agreement.
Vintage to confirm the Government of Ghana’s acceptance to pass through the Budget and Parliamentary approval.
All parties to sign the agreement.
To be concluded by 15 December 2019
Land purchase	Vintage to submit details of the land, the valuation, and a draft purchase agreement for the purchase of land by the Joint Venture Corporation	To be complete by end of December 2019
Legal confirmation of investment commitment for EURO 60 Billion with 10% down payment from the Republic of Ghana.
Vintage to coordinate with the Republic of Ghana and Kallo to coordinate with TIM for a legal document representing the Republic of Ghana’s commitment of EURO 6 Billion  (10% ) and TIM’s commitment of EURO 60 Billion as investment in the Joint Venture Corporation. The 60 Billion EURO investment is dependent on adequate collateral provided to TIM and will be regulated by conditions of investment program engaged by TIM.

To be completed by end of June 2020 with mutually agreed confirmations.
Loan Agreement between Joint Venture Corporation and TIM with appropriate collaterals	TIM to provide a draft Loan agreement to the Joint Venture Corporation.	To be provided by TIM immediately after signing the Joint Venture Agreement
Joint Venture Corporation with the government’s approval in the budget 2020.
Vintage to make sure that the Ministry of Finance formally approve of this Joint Venture and the Government’s participation confirmed and accepted in the 2020 Budget under the Ministry of Energy’s plan.
To be completed by March 2019
Republic of Ghana added to the Joint Venture Corporation and agreement attached as Schedule D.	Vintage to coordinate with the Government of the Republic of Ghana to sign the agreement to be added as one of the Joint Venture partners and attached as Schedule D.	To be completed immediately after parliamentary approval.
Final Business Plan submission	The Joint Venture Corporation to submit a Business Plan and schedule to the government to fulfill it vision as per the attached Ghana Oil Hub schedule B and C.	By end of January 2020.

TIM____________                                          VINTAGE__________                                            KALLO__________